Exhibit 24

LIMITED POWER OF ATTORNEY — SECURITIES LAW COMPLIANCE

SEC EDGAR FORM ID

FORM 3

FORM 4

FORM 5

The undersigned, Abhinav Gupta, hereby constitutes and appoints Peter Bardwick, JoAnn Covington, and Ken Scully of Rocket Fuel Inc., and each of them, the true and lawful attorney-in-fact and agent of the undersigned to complete, execute and file a Form ID and a Form ID Application Acknowledgement, Form 3, Form 4, and Form 5 on the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) of the U.S. Securities and Exchange Commission (“SEC”), or such other forms and/or procedures as prescribed by the SEC in order for the foregoing attorneys-in-fact to aid the undersigned in complying with federal securities law.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by an authorized representative of Abhinav Gupta in a writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney is executed as of the date set forth below.

ABHINAV GUPTA

/s/ Abhinav Gupta
Signature

8/30/2013
Date